UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 13, 2021

STEADFAST APARTMENT REIT, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55428	36-4769184
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

18100 Von Karman Avenue, Suite 200
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, Including Area Code: (949) 569-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

    On December 13, 2021, Steadfast Apartment REIT, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”), at which its stockholders were asked to consider and vote on (i) a proposal to merge the Company with and into IRSTAR Sub, LLC (“Merger Sub”), a wholly owned subsidiary of Independence Realty Trust, Inc. (“IRT”), (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of July 26, 2021, by and among the Company, IRT, and their respective subsidiaries (the “Merger Proposal”), (ii) a proposal to approve by advisory (non-binding) vote, the compensation that may be paid or become payable to the named executive officers of the Company in connection with the Merger (the “Compensation Proposal”), and (iii) a proposal to adjourn the Special Meeting to solicit additional proxies in favor of the Merger Proposal if there are not sufficient votes to approve the Merger Proposal, if necessary and as determined by the chair of the Special Meeting.
    The Company previously filed with the U.S. Securities and Exchange Commission a definitive proxy statement/prospectus and related materials pertaining to the Merger and the Special Meeting, which describe in detail each of the proposals submitted to the Company’s stockholders to be voted on at the Special Meeting.
At the Special Meeting, there were present, in person or by proxy, stockholders holding an aggregate of approximately 61,168,605.40 shares of the Company’s common stock, representing approximately 55.51% of the total number of 110,188,892.45 shares of the Company’s common stock issued and outstanding as of September 27, 2021, the record date for the Special Meeting, and entitled to vote at the Special Meeting.
The final results of the following matters voted on at the Special Meeting are set forth below.

	For	Against	Abstain
Approval of Merger Proposal	58,008,191.59	1,045,617.50	2,114,796.31
Approval of the Compensation Proposal	51,335,390.81	5,143,516.54	4,689,698.05
Accordingly, the Company's stockholders approved the Merger Proposal. As contemplated by the Merger Agreement:
•the Company shall merge with and into Merger Sub. Merger Sub will continue as the surviving entity and as a wholly owned subsidiary of IRT, and the separate existence of the Company will cease; and
•at the effective time of the Merger, each share of common stock of the Company, par value $0.01 per share, will be converted automatically into the right to receive 0.905 shares of common stock, par value $0.01 per share, of IRT with cash paid in lieu of fractional shares.
In addition, as reflected above, the Company's stockholders approved the Compensation Proposal. As contemplated by the Compensation Proposal, the stockholders of the Company approved the following resolution:
“RESOLVED, that the compensation that may be paid or become payable to the named executive officers of Steadfast Apartment REIT, Inc. in connection with the Company Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of the joint proxy statement/prospectus entitled “The Mergers—Interests of STAR Directors and Executive Officers in the Mergers—Quantification of Potential Payments and Benefits to STAR’s Named Executive Officers in Connection with the Company Merger” including the footnotes to the table and the associated narrative discussion, and the agreements and plans pursuant to which such compensation may be paid or become payable, is hereby APPROVED.”
Because the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock with respect to the Merger Proposal was achieved, the proposal to adjourn the Special Meeting to solicit additional proxies in favor of such proposal was not necessary or appropriate and, therefore, not called.

Item 7.01    Regulation FD Disclosure.
Press Release
On December 13, 2021, the Company issued a press release announcing that the Company’s stockholders approved the Merger with IRT. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Pursuant to the rules and regulations of the SEC, the information in this item 7.01 disclosure, including the Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibits	Description
99.1	Press Release dated December 13, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT, INC.

Date:	December 13, 2021	By:	/s/ Ella S. Neyland
Ella S. Neyland
President, Chief Financial Officer and Treasurer